Exhibit 2.1

                  AGREEMENT AND PLAN OF MERGER

                          BY AND AMONG

                  REFLECT SCIENTIFIC, INC. AND
               CRYOMASTOR ACQUISITION CORPORATION

                              AND

CRYOMASTOR INC.; J F Dain & E L Dain CO - T Tee Dain Family Revocable Trust
  U/A Dated 12/17/2001; NICHOLAS J. HENNEMAN; AND JOHN F. DAIN


                         April 19, 2006

                   AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT is dated as of April 19, 2006, by and among Reflect Scientific, Inc. a Utah corporation ("Parent"); Cryomastor Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"); Cryomastor Inc., a California company (the "Company"); J F Dain & E L Dain CO - T Tee Dain Family Revocable Trust U/A Dated 12/17/2001 (the "Dain Trust") and Nicholas J. Henneman ("Henneman") the sole Company Shareholders (collectively, the "Company Shareholders"); and John F. Dain, individually ("Dain").

     WHEREAS, the Company is in the business of manufacturing, marketing and selling the Cryomastor, a refrigeration and freezer device (the "Business"); and

     WHEREAS, the Boards of Directors of Parent and Merger Subsidiary, and the shareholders of Merger Subsidiary and the Company, have approved the merger of the Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                            ARTICLE 1
                 THE MERGER; CONVERSION OF SHARES

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Merger Subsidiary will be merged with and into the Company in accordance with the provisions of the California Corporations Code (the "California Code"), whereupon the separate corporate existence of the Merger Subsidiary will cease, and the Company will continue as the surviving corporation
(the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the California Code.

     1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of California, an Agreement of Merger for the Merger, which Agreement of Merger will be in the form required by and executed in accordance with the applicable provisions of the California Code. The Merger will become effective at the time such filing is made or, if agreed to by Parent, Merger Subsidiary and the Company, such later time or date set forth in the Agreement of Merger (the "Effective Time").

     1.3  Closing.

          (a) Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which will be no later than June 30, 2006 (the "Termination Date"); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof shall have been satisfied or waived by such date. The Closing will be held at the offices of Burningham & Burningham, Suite 205, 455 East 500 South Street, Salt Lake City, Utah 84111, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

     (b) At Closing, Parent or its designee shall pay to Company Shareholders (as defined in Section (1.5) as consideration for all shares of Company Common Stock (as defined in Section (1.4) the aggregate sum of Seven Hundred Thousand Dollars ($700,000.00), to be divided pro rata, in accordance with their respective interests in the Company; and Parent shall issue individually and separately 1,530,000 shares of common stock of Parent to the Dain Trust, and 1,470,000 shares of common stock of Parent to Henneman. The shares of Common Stock of Parent referred to in this Agreement shall mean United States Securities and Exchange Commission Rule 144 "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission. Additionally, Parent shall assume and pay, on or before ninety (90) days from the Closing, the Company's debt to Dain in the amount of Three Hundred Thousand Dollars ($300,000.00).

          (c)  Additional Consideration.

               (I) Cryomastor Technology. For purposes of this Agreement, "Cryomastor Technology" shall mean the Intellectual Property Rights associated with United States Patent Number 6,804,976 and the so called "Cryomastor" ultra low temperature refrigeration technology, including all derivative works related thereto.

               (ii) Payments. As further consideration for the Merger,
                    Parent shall pay to the Company' Shareholders 2.5% of the of the gross annual revenue earned by Parent or Merger Subsidiary, or any affiliated entity, in connection with the license, sale or other distribution of the Cryomastor Technology ("Cryomastor Revenue"). The foregoing payment shall not be due or payable or accrue unless and until the aggregate Cryomastor Revenue for a fiscal year is projected to exceed, or actually exceeds, three million dollars ($3,000,000). The foregoing payment shall be paid in shares of Parent Common Stock (as defined in Section 1.4(a)) valued at the greater of (I) Market Value at the time of the accrual of the payment; or (ii) $1.80 per share. Market Value shall mean the average of the bid and asked prices of Parent Common Stock on the OTC Bulletin Board or any other nationally recognized medium on which Parent Common Stock is publicly traded on the date or dates when such percentage payments are due and payable. The maximum aggregate amount of shares issuable hereunder shall be Two Million (2,000,000) shares. Payments shall be paid on a quarterly basis (within thirty (30) days of the end of each quarter) based on projected Cryomastor Revenue (payments based on actual Cryomastor Revenue shall be paid in one lump sum within thirty (30) days of the end of the fiscal period in which they were earned). Portions of the payments so paid shall be adjusted to reconcile the actual Cryomastor Revenue within thirty
                    (30) days of the end of the fiscal year in which they were paid.

              (iii) Audit Rights. Parent shall maintain complete and
                    accurate financial and other records necessary to comply with this Section 1.3(c). Parent shall submit written reports on a quarterly basis to the Company Shareholders of the status of actual and projected Cryomastor Revenues and the status of payments accrued hereunder. The Company Shareholders shall have the right to, through independent accountants of their own choosing and at their own expense, audit the financial and other records of the Parent at reasonable times, at least once per fiscal year, to determine compliance with this Section 1.3(c). In the event such audit reveals that Parent has not accurately or adequately complied with this Section 1.3(c), the costs of said audit shall be borne by Parent and the maximum amount payable under Section 1.3(c)(ii) above, shall become immediately due and payable.

               (iv) Sale of Cryomastor Technology.  Upon the sale,
                    divestiture, exclusive license, transfer or similar transaction which results in the transfer of the Cryomastor Technology to another entity or party (the "Transfer"), the Company Shareholders shall have the option to require that Parent distribute to them in cash (or other securities or other consideration that may be received in connection with the Transfer) an amount equal to the sum of all consideration received by Parent (or any affiliated entity) in connection with the Transfer multiplied by a fraction, the numerator of which shall be the number of shares of Parent issuable to the Company Shareholders under this Agreement (including the 3,000,000 shares issued under Section 1.3(b) and all 2,000,000 shares issuable under
                    Section 1.3(c)(ii), above, whether or not earned or accrued) less any shares sold by the Company Shareholders and the denominator of which shall be the total number of then outstanding shares of Parent Common Stock. This amount shall be due and payable immediately upon the Transfer. Any Transfer involving the Cryomastor Technology within the first year of the Closing of this Merger shall require the consent of the Company Shareholders.

               (v) Third Party Beneficiaries. When used in this Agreement, the "Company Shareholders" means Dain, the Trustee of the Dain Trust and Henneman. The Company' Shareholders, are third party beneficiaries with respect to this Section 1.3(c) of this Agreement with full rights to enforce this Section of the Agreement against Parent to their benefit.

               (vi) Best Efforts.  Parent shall use its reasonable efforts to develop and market the Cryomastor Technology.

              (vii) Survival.  Notwithstanding anything contained in this
                    Agreement to the contrary, the obligations of this
                    Section 1.3(c) shall survive the termination of this Agreement until the maximum amount payable under
                    Section 1.3(c)(ii), above has been paid.

     1.4  Conversion of Interests.  Subject to the terms and conditions of
this Agreement, at                               the Effective Time, by virtue
of the Merger and without any action on the part of the Company and/or the Merger Subsidiary:

          (a) All of the shares of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (except for Company Common Stock referred to in Section 1.4(c) hereof) will be converted into the right of John F. Dain the Company Shareholders to receive the shares of common stock of Parent as described in Paragraph 1.3(b), ("Parent Common Stock"). The amount of Parent Common Stock into which shares of Company Common Stock is converted is referred to herein as the "Merger Consideration".

          (b) All stock options, warrants, convertible debt, other convertible securities or other rights to acquire shares of the Company (collectively the "Company's Convertible Securities") outstanding at the Effective Time, whether or not exercisable and whether or not vested (all of which are listed on Schedule1.4(b) hereto), shall be cancelled. cancelled.

          (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or the Company will be canceled without payment of any consideration therefor and without any conversion thereof. Furthermore, at the Effective Time, one (1) share of Company Common Stock shall be issued to Parent.

          (d) Except as expressly set forth herein, each share of any other equity interest of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

          (e) Each share of common stock of Merger Subsidiary, par value $0.0001 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time will be canceled as of the Effective Time.

     1.5  Exchange of Company Common Stock.

          (a) At the Closing, the Company will arrange for each holder of record (a "Company Shareholder") of Company Common Stock outstanding immediately prior to the Effective Time to deliver to the Parent appropriate evidence of such holder's Company Common Stock ("Company Certificates"), together with an appropriate assignment signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such interests have been converted as provided in
     Section 1.4(a), and the Company Certificate(s) so surrendered will be canceled.

          (b) All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

          (c)  As of the Effective Time, the holders of Company
     Certificates representing shares of Company Common Stock will cease to have any rights as Company Shareholders, except such rights, if any, as they may have pursuant to the California Code. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive certificates representing the number of whole shares of Parent Common Stock into which Company Common Stock shall have been converted pursuant to the Merger as provided in
     Section 1.4(a).

          (d) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates.

          (e) Immediately prior to Closing, Parent will have outstanding no more than 27,180,002 shares, plus or minus 10%, of Parent Common Stock outstanding (assuming the sale of 1,000,000 shares of Parent Common Stock at $1.00 per each share and 50,000 shares paid to a broker agent). Immediately after the Closing, there will be 30,180,002 shares, plus or minus 10%, of the Parent Common Stock issued and outstanding, not including any shares issued in connection with the Company's convertible securities (assuming the sale of 1,000,000 shares of Parent Common Stock at $1.00 per each share and 50,000 shares paid to a broker agent).

     1.6 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation. Following the Closing, the Surviving Corporation shall change its name to "Cryometrix, Inc."

     1.7 Bylaws of the Surviving Corporation. The Bylaws of the Merger Subsidiary, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.8  Directors and Officers of the Surviving Corporation and Parent.

          (a) Directors and Officers of the Surviving Corporation. The directors and officers of the Parent, as of the Effective Time, shall be designated as the directors of the Surviving Corporation.

     1.9 Bylaws of the Parent. The Bylaws of the Parent shall be amended to facilitate the addition of the Company's business, as necessary.

     1.10 Dissenting Interests.   There are no dissenters' rights of
appraisal under Sections 1300 to 1313 of the California Corporations Code or otherwise, as all of the Company Shareholders are required to execute and deliver this Agreement as a condition of the Closing.

                            ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE COMPANY SHAREHOLDERS AND
                             DAIN

     The Company, the Company Shareholders and John F. Dain hereby represent and warrant to Parent as follows:

     2.1  Disclosure Schedule.  The disclosure schedule attached hereto as
Exhibit 2.1 (the "Company Disclosure Schedule") is divided into sections that correspond to the sections of this Article 2. The Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

     2.2 Corporate Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Company Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business and includes complete and correct copies of the Company's articles of incorporation and bylaws. The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

     2.3 Capitalization. The authorized capital securities of the Company is set forth in the Company Disclosure Schedule. The number of shares of Company Common Stock outstanding, as of the date of this Agreement and as set forth in the Company Disclosure Schedule, represent all of the issued and outstanding capital securities of the Company. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. Except a set forth on Schedule 1.4(b), there are no shares of Company Common Stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights. Other than as set forth on the Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of the Company, including any right of conversion or exchange under any security or other instrument. The Company has no subsidiaries.

     2.4 Authorization The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

     2.5 Non-Contravention. Except as set forth in the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

           (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of the Company;

           (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Company's properties or assets is or may be bound;

           (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("Encumbrances") upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company's assets or properties are bound; or

           (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "Authority" and collectively as "Authorities").

     2.6 Consents and Approvals. Except as set forth in the Company Disclosure Schedule, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

     2.7 Financial Statements. The Company Disclosure Schedule contains a copy of the financial statement of the Company as of the year ended December 31, 2005, and the period ended March 31, 2006 (the "Financial Statements"). Except as disclosed therein or in the Company Disclosure Schedule, the aforesaid Financial Statements: (I) are in accordance with the books and records of the Company and have been prepared in conformity with good accounting practices (except as stated therein or in the notes thereto); and
(ii) are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the date thereof, and the income or loss for the period then ended.

     2.8 Absence of Undisclosed Liabilities. The Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability" and collectively as "Liabilities"), other than: (a) Liabilities that are fully reflected or reserved for in the Balance Sheet; (b) Liabilities that are set forth on the Company Disclosure Schedule; (c) Liabilities incurred by the Company in the ordinary course of business after the date of the Balance Sheet and consistent with past practice; (d) Liabilities in an amount not to exceed $5,000 individually or in the aggregate unless such amounts are disclosed on the Company Disclosure Schedule; or (e) Liabilities for express executory obligations to be performed after the Closing under the contracts described in
Section 2.14 of the Company Disclosure Schedule.

     2.9 Absence of Certain Changes. Except as set forth in the Company Disclosure Schedule, since March 31, 2006, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

          (a) the Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Company; and

          (b) the Company has not suffered (I) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company.

     2.10 Assets. Except as set forth in the Company Disclosure Schedule, the Company has good and marketable title to all of its assets and properties, whether or not reflected in the Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for the Company to conduct its business and operations as currently conducted (collectively, the "Assets"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "Lien"), other than (I) liens securing specific Liabilities shown on the Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("Permitted Liens").

     2.11 Receivables and Payables.

          (a) Except as set forth on the Company Disclosure Schedule, all accounts receivable of the Company represent sales in the ordinary course of business and, to the Company's knowledge, are current and collectible net of any reserves shown on the Balance Sheet and none of such receivables is subject to any Lien other than a Permitted Lien.

          (b) Except as set forth on the Company Disclosure Schedule, and with respect to the Interim Financing, there are no current liabilities and there will be no material current liabilities in an amount greater than One Thousand Dollars ($1,000.00) at the time of Close.

     2.12 Intellectual Property Rights. The Company owns or has the unrestricted right to use, and the Company Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "Intellectual Property Rights") used in, or necessary for, the operation of its Business as currently conducted or proposed to be conducted. Except as set forth on the Company Disclosure Schedule, to the Company's knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the Business of the Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as described on the Company Disclosure Schedule, to the Company's knowledge: (a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances; and (d) all application, maintenance and other necessary fees are fully paid with the United States Patent Office and any corresponding foreign agencies. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of the Company or, to the knowledge of the Company, any other party thereto.

     2.13 Litigation.  Except as set forth in the Company Disclosure
Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     2.14 Contracts and Commitments; No Default.

          (a) Except as set forth in the Company Disclosure Schedule, the Company is not a party to, nor are any of the Assets bound by, any written or oral:

               (I) employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

               (ii) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company;

               (iii) contract, agreement, lease (real or personal property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $10,000 over its term;

               (iv) contract, agreement, commitment or license relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this Section 2.14;

               (v) obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

               (vi) outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

          (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.14 (the "Company Contracts") have been provided to Parent for review. Except as set forth in the Company Disclosure Schedule, all of the Company Contracts items are valid and enforceable by and against the Company in accordance with their terms, and are in full force and effect. The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

     2.15 Compliance with Law; Permits and Other Operating Rights. Except as set forth in the Company Disclosure Schedule, the Assets, properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights. The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

     2.16 Brokers. Other than with respect to Private Equities LLC Inc., neither the Company nor, to the knowledge of the Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity. Any such fees payable shall be paid by the Company Shareholders from the Merger Consideration or the cash paid to the Company Shareholders as outlined in
Section 1.3(b).

     2.17 Books and Records. The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of the Company. At the Closing, all of those books and records will be in the possession of the Company.

     2.18 Business Generally; Accuracy of Information. No representation or warranty made by the Company in this Agreement, the Company Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

                            ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF THE PARENT
                    AND THE MERGER SUBSIDIARY

     Parent and the Merger Subsidiary represent and warrant to the Company as follows:

     3.1  Disclosure Schedule.  The disclosure schedule attached hereto as
Exhibit 3.1 (the "Parent Disclosure Schedule") is divided into sections that correspond to the sections of this Article 3. The Parent Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

     3.2 Corporate Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary. Parent owns all of the outstanding capital stock of Merger Subsidiary. The Parent Disclosure Schedule contains a list of all jurisdictions in which the Parent and Merger Subsidiary are qualified or licensed to do business and includes complete and correct copies of the Parent's and Merger Subsidiary's articles of incorporation and bylaws. Other than the Merger Subsidiary and Reflect Scientific, Inc., a California corporation and a wholly-owned subsidiary of the Parent, neither the Parent nor the Merger Subsidiary owns or controls any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

     3.3 Authorization. Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

     3.4 Capitalization. The authorized capital securities of the Parent and Merger Subsidiary are set forth in the Parent Disclosure Schedule. The number of shares of Parent Common Stock, as of the date of this Agreement and as set forth in the Parent Disclosure Schedule, represent all of the issued and outstanding capital securities of the Parent. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. Other than as set forth on the Parent Disclosure Schedule, there are no shares of Parent Common Stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such interests, securities or rights. Other than as set forth on the Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Parent, including any right of conversion or exchange under any security or other instrument.

     3.5 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

          (a) violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

          (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound;

          (c) result in the creation or imposition of any Encumbrance upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or

          (d)  violate any Law of any Authority.

     3.6 Consents and Approvals. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

     3.7 Valid Issuance. The Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

     3.8  SEC Filings; Financial Statements.

          (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy and information statements filed by Parent with the SEC (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (I) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Parent SEC Documents: (I) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
     (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC); and (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

     3.9  No Liabilities.  Parent does not have any Liabilities, except for
(I) Liabilities expressly stated in the most recent balance sheet included in the Parent SEC Documents or the notes thereto, or (ii) Liabilities which do not exceed $5,000 in the aggregate.

     3.10 No Assets. As of the Closing, Parent will not have any assets or operations of any kind, except as identified in the most recent balance sheet and notes thereto included in the Parent SEC Documents or the Parent Disclosure Schedule. Except as set forth in the Parent Disclosure Schedule, Parent has good and marketable title to all of its Assets, free and clear of any and all Liens, other than (I) liens securing specific Liabilities shown on the Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of Parent as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("Permitted Liens").

     3.11 Absence of Certain Changes. Except as set forth in the Parent SEC Documents, Parent has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions, Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

     3.12 Litigation. Except as disclosed in the Parent SEC Documents, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     3.13 Contracts and Commitments; No Default. The Parent is not a party to, nor are any of its Assets bound by, any contract (a "Parent Contract") that is not disclosed in the Parent SEC Documents. Except as disclosed in the Parent SEC Documents, none of the Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

     3.14 No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

     3.15 Intercompany And Affiliate Transactions; Insider Interests.
Except as expressly identified in the Parent SEC Documents or in the Consent of Directors of Parent approving the Merger which has been executed and provided to the Company prior to execution, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between the Parent, on the one hand, and any director, officer, employee, stockholder, or affiliate of the Parent, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Parent or from, to, by or for any of such persons, that are currently in effect.

     3.16 Compliance with Law; Permits and Other Operating Rights. Except as set forth in the Parent Disclosure Schedule, the Assets, properties, business and operations of Parent are and have been in compliance in all respects with all Laws applicable to the Parent's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. Parent possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Parent from being able to continue to use such permits and operating rights. Parent has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

     3.17 Business Generally; Accuracy of Information. No representation or warranty made by Parent or Merger Subsidiary in this Agreement, the Parent Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to the Company at the Closing by or on behalf of Parent or Merger Subsidiary in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

                            ARTICLE 4
                     COVENANTS OF THE PARTIES

     4.1 Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company and Parent will each conduct its business and operations according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Parent Disclosure Schedule or Company Disclosure Schedule, respectively, prior to the Closing Date, without the prior written consent of the other party, not to be unreasonably delayed, Parent and the Company will not:

          (a)  amend its articles of incorporation or bylaws;

          (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

          (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

          (e) (I) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

          (f)  hire any additional personnel;

          (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed $10,000 in the case of Parent or $5,000 in the case of the Company;

          (h) make or enter into any commitment for capital expenditures in excess of $10,000 in the case of Parent or $5,000 in the case of the Company;

          (I) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

          (j) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

          (k) acquire any of the business or assets of any other person or entity;

          (l) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

          (m) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

          (n) settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no effect upon the Company, its assets, operations or financial position); or

          (o) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

     Nothing herein shall prevent the Company from operating its business in the ordinary course and consistent with past practice.

     4.2 Full Access. Throughout the period prior to Closing, each party will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing party. Each party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing party.

     4.3 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "Information" as used herein will not include any information relating to a party that the party disclosing such information can show: (I) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

     4.4 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (I) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

     4.5  Further Assurances; Cooperation; Notification.

          (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

          (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

     4.6 Supplements to Disclosure Schedule. Prior to the Closing, each party will supplement or amend its respective Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development.

     4.7 Public Announcements. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

     4.8 Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     4.9 Waiver of Dissenters Rights. The Company shall use its best efforts to obtain from all holders of Company Common Stock a written consent to the Merger for purposes of effecting such holders' waiver of their rights to dissent from the Merger and to be paid the fair value of their Company Common Stock in accordance with Sections 1300 to 1313 of the California Corporations Code.

     4.10 Excluded Assets. Prior to the Effective Time, the Company shall transfer those certain assets described on Schedule 4.10, attached hereto, out of the Company and such assets are to be excluded from the Merger.

                            ARTICLE 5
           CONDITIONS TO THE OBLIGATIONS OF THE PARENT
                      AND MERGER SUBSIDIARY

     Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

     5.1 Representations and Warranties True. The representations and warranties of the Company contained in this Agreement, including without limitation in the Company Disclosure Schedule initially delivered to Parent as
Exhibit 2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.6), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

     5.2 Performance. The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

     5.3  Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by the Company Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

     5.4 Agreements and Documents. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

          (a) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

          (b) a Merger written consent in the form of Exhibit 5.4(b) attached hereto executed by all of the holders of the outstanding shares of Company Common Stock; and

          (c) an Investment Letter in the form of Exhibit 5.4(c) attached hereto and incorporated herein by reference signed by each of the Company Shareholders.

          (d) the Employment Agreements in the form of Exhibit 5.4(d) attached hereto and incorporated herein by referenced signed by John F. Dain, Elizabeth L. Dain and Nicholas J. Henneman.

     5.5 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since March 31, 2006, except as set forth on Schedule 5.5 attached hereto.

     5.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

     5.7 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     5.8 Appropriate Documentation. The Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request.

     5.9 Funding Condition. The Parent shall have raised gross proceeds of $1,000,000 from the sale of 1,000,000 shares of its "restricted" common stock at a price of $1.00 per share to "accredited investors" as outlined in its Confidential Private Placement Offering Memorandum dated April 18, 2006, through the "best efforts" of Alpine Securities Corporation, a registered broker/dealer, or such other broker/dealers as the Parent shall engage for such offering, by June 30, 2006.

                            ARTICLE 6
            CONDITIONS TO OBLIGATIONS OF THE COMPANY

     Notwithstanding anything in this Agreement to the contrary, the obligation of the Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     6.1 Representations and Warranties True. The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

     6.2 Performance. The Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

     6.3  Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

     6.4 Agreements and Documents. The Company will have received the following agreements and documents, each of which will be in full force and effect:

          (a) a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied;

          (b) resolutions of the board of directors of Parent and the board of directors and sole stockholder of Merger Subsidiary in the form of Exhibit 6.4(b) attached hereto, approving the transactions contemplated by this Agreement, including the Merger and the issuance of the Merger Consideration;

     6.5 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent since December 31, 2005.

     6.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

     6.7 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     6.8 Appropriate Documentation. The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as the Company may reasonably request.

     6.9 Payment. The amounts as outlined in Section 1.3(b) to be paid as consideration to the Company Shareholders will have been paid

     6.10 Employment Agreements. Contemporaneously with the signing of this Agreement and dated the Closing Date, Parent will have separately delivered to and separately executed the Employment Agreements in the form of Exhibit 5.4(d) attached hereto and incorporated herein by referenced signed by John F. Dain, Elizabeth L. Dain and Nicholas J. Henneman.

     6.11 Interim Financing. The Company will have received and executed with Parent a separate agreement providing for interim financing in the amount of Two Hundred Thousand Dollars ($200,000.00). Such agreement shall be in a form substantially similar to that attached hereto as Exhibit 6.11.

                            ARTICLE 7
                   TERMINATION AND ABANDONMENT

     7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Parent.

     7.2 Termination by Either the Company or Parent. This Agreement may be terminated by either the Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

     7.3 Termination by Parent. This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in
Article 5 have not been met or waived by Parent in writing prior to the Closing.

     7.4 Termination by the Company. This Agreement may be terminated prior to the Closing by action of the Company if any of the conditions provided for in Article 6 have not been met or waived by the Company in writing prior to the Closing.

     7.5 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article 7, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

          (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                            ARTICLE 8
                     MISCELLANEOUS PROVISIONS

     8.1 Expenses. The Parent and the Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

     8.2 Survival. The representations and warranties of the parties shall survive the Closing for a period of three (3) years.

     8.3 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

     8.4 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

     8.5 No Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     8.6 Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (I) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

If to the Company prior to the Merger:    With a copy to:
Cryomastor, Inc.                          Bradley D. Bosomworth, Esq.
P. O. Box 1418                            Sweeney, Mason, Wilson &
Hollister, California  95024              Bosomworth, a PLC
or                                        983 University Avenue; Suite 104C
4057 Cienega Road                         Los Gatos, California 94032
Hollister, California 95023               Fax: (408) 354-8839
Attn:  John F. Dain, CEO
Fax:  (831) 637-3316

Nicholas J. Henneman                      John F. Dain
P. O. Box 1175                            P. O. Box 1418
5885 Diablo Hills Road                    Hollister, California 95024
Tres Pinos, California 95075-1175        or
                                          4057 Cienega Road
                                          Hollister, California 95023

or to such other person or address as either the Company or the Company Shareholders will furnish to the other parties hereto in writing in accordance with this subsection.

     If to any Company Shareholder following the Merger, to the address set forth in the representation letter executed and delivered by such shareholder pursuant to Section 5.4(b) hereto.

If to the Parent or Merger Subsidiary     With a copy to:
prior to the Merger:                      Leonard W. Burningham, Esq.
Reflect Scientific, Inc.                  Burningham & Burningham
970 Terra Bella Avenue                    455 East 500 South #205
Mountain View, CA  94043                  Salt Lake City, Utah 84111
Attn:  Office of the President            Fax: 801-355-7126
Fax: 801- 278-9290

or to such other person or address as Parent will furnish to the other parties hereto in writing in accordance with this subsection.

     8.7 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

     8.8 Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

     8.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8.10 Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

     8.11 Entire Agreement. This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

     8.12 Definition of Material Adverse Effect. "Material Adverse Effect" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that party; provided, however, that a Material Adverse Effect will not be deemed to include (I) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

              This space intentionally left blank.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

REFLECT SCIENTIFIC, INC.                  CRYOMASTOR, INC.

By:  /s/Kim Boyce                         By: /s/ John Dain
     Kim Boyce, President                 By:  John Dain
                                          Its: CEO

CRYOMASTOR ACQUISITION CORP.              DAIN FAMILY REVOCABLE TRUST U/A
                                          DATED 12/17/2001

By:  /s/Kim Boyce                         By: /s/ John F. Dain
        Kim Boyce, President                 John F. Dain, Co-Trustee
                                          By: /s/Elizabeth L. Dain
                                             Elizabeth L. Dain, Co-Trustee

/s/Nicholas J. Henneman                   /s/John F. Dain
Nicholas J. Henneman, Individually        John F. Dain, Individually

                            EXHIBITS
                           EXHIBIT 2.1

                  Company Disclosure Schedule

                          EXHIBIT 3.1

                   Parent Disclosure Schedule

                         EXHIBIT 5.4(b)

   Written Consent of the Company and all Company Shareholders

                   UNANIMOUS WRITTEN CONSENT
           OF BOARD OF DIRECTORS AND SHAREHOLDERS OF
                        CRYOMASTOR, INC.

     The undersigned, being all of the directors and shareholders of CRYOMASTOR, INC., a California corporation, acting pursuant to the provisions of Section 307 and 603 of the California Corporations Code, hereby unanimously adopt the following resolutions:

APPROVAL OF AGREEMENT OF MERGER

          WHEREAS, there has been presented to the undersigned a form of Agreement of Merger (the "Agreement of Merger") between REFLECT SCIENTIFIC, INC., a Utah corporation ("RSI"), CRYOMASTOR ACQUISITION CORPORATION, a California corporation ("CAC"), and this corporation pursuant to which CAC would be merged with and into this corporation and the shares of outstanding common stock of this corporation would be exchanged for $700,000 in cash, 3,000,000 shares of the common stock of RSI and an additional 2,000,000 shares of common stock of RSI, subject to certain conditions set forth in the Agreement of Merger (the "Merger"). Additionally, as part of the Merger, RSI would assume and pay the balance of the corporation's debt to John F. Dain;

          WHEREAS, it is deemed in the best interests of this corporation and its shareholders that the terms and conditions of the Agreement of Merger be approved and performed and the Merger effected;

          RESOLVED, that the Agreement of Merger is hereby approved as to form;

          RESOLVED FURTHER, that the Merger, under the terms and conditions set forth in the Agreement of Merger, is hereby approved;

          RESOLVED FURTHER, that the execution and delivery of the Agreement of Merger, subject to such changes and modifications as the officers of this corporation may consider necessary or appropriate, is hereby authorized and approved; and

          RESOLVED FURTHER, that upon the execution and delivery of the Agreement of Merger, the officers of the Company, and each of them, are hereby authorized to execute such other agreements and certificates, instruments and documents as may be necessary or appropriate to consummate the transactions contemplated by the Agreement of Merger.


Dated:     April 17, 2006
                              _/s/ John F. Dain
                              JOHN F. DAIN, Shareholder and Director


                            __/s/ Nicholas J. Henneman
                              NICHOLAS J. HENNEMAN, Shareholder
                              and Director


                            __/s/ Elizabeth L. Dain
                              ELIZABETH L. DAIN, Director

                         Exhibit 5.4(c)

  Investment Letters signed by all of the Company Shareholders




Atlas Stock Transfer
5899 South State Street
Salt Lake City, Utah 84107

Attention:     Pam Gray, President

Reflect Scientific, Inc.
790 Terra Bella Avenue
Mountain View, CA 94043

Attention:     Kim Boyce, President

Re: Exchange of shares of common stock of Cryomastor, Inc., a California corporation ("Cryomastor") for shares of common stock of Reflect Scientific, Inc., a Utah corporation ("Reflect" or the "Company")

Gentlemen:

          The undersigned represents and warrants the following as a condition to the closing of the Agreement and Plan of Merger (the "Merger Agreement") by and between Cryomastor, Reflect and Reflect's wholly-owned subsidiary, Cryomastor Acquisition Corp., a California corporation ("Cryomastor Acquisition"):

          (I) He/It is not relying on any representation or warranty of Reflect whatsoever, except those representations and warranties contained in the Merger Agreement;

          (ii) He/It has conducted his/her/its own investigation of the risks and merits of an investment in Reflect, and to the extent desired, including, but not limited to a review of Reflect's books and records, financial and otherwise, its annual, quarterly and current reports and any registration statements filed with the Securities and Exchange Commission and has had the opportunity to discuss this documentation with the directors and executive officers of Reflect; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to his/her/its satisfaction;

         (iii) He/It, by reason of the education, experience, business acumen or other educational factors related to his/her/its principals, is a "sophisticated investor," or an "accredited investor," as those terms are known or defined under applicable United States securities laws, rules and regulations, and/or is fully capable of evaluating the risks and merits associated with the execution of the Merger Agreement and the acquisition of Reflect's common stock, without qualification;

          (iv) He/It has full power and authority to execute and deliver the Merger Agreement, without qualification;

          (v) He/It is acquiring the common stock for his/her/its account, and not for the account of or in concert with any other person or entity, and there are no arrangements, understandings or agreements, written or oral, respecting the subsequent resale of any of the common stock; and

          (vi) He/It is not an "affiliate" of Reflect.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               ___________________________________________________
               ___________________________________________________
               ___________________________________________________


               If joint tenancy with full rights of
               survivorship is desired, put the initials
               JTRS after your names.

          Thank you very much.

          Dated this ________ day of _________, 2006.

                              Very truly yours,


                              __________________________________

                              __________________________________
                              (title or capacity)

                          Exhibit 5.4(d)

                     Employment Agreements


     The Employment Agreements are attached as Exhibit 6.10 hereto.

                         Exhibit 6.4(b)

                 Consent of Directors of Parent
                              and
     Consent of Directors and Sole Stockholder of Subsidiary

                      CONSENT OF DIRECTORS

                               OF

                    REFLECT SCIENTIFIC, INC.

          The undersigned, being all of the duly elected and incumbent directors of Reflect Scientific, Inc., a Utah corporation (the "Company"), acting pursuant to Section16-10a-821 of the Utah Revised Business Corporation Act, do hereby unanimously consent to and adopt the following resolutions, effective as of the date hereof unless indicated otherwise:

                             RECITALS

          WHEREAS, the Company has agreed to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company has formed a wholly-owned subsidiary under the laws of the State of California ("Subsidiary") and Subsidiary and Cryomastor, Inc., a California corporation ("Cryomastor"), will merge (the "Merger"); and

          WHEREAS, the Merger Agreement provides, among other things, that
(I) Cryomastor shall continue as the surviving company; (ii) the aggregate total of the issued and outstanding shares of capital stock of Cryomastor (the "Cryomastor Common Stock") shall be converted into an aggregate total of 3,000,000 shares of common stock of the Company (the "Reflect Common Stock"); and (iii) there will be no other outstanding securities of Cryomastor at the Effective Time, as defined in the Merger Agreement; and

          WHEREAS, the Merger shall be consummated by filing a short form merger agreement and certificate of the officers of the constituent entities with the Secretary of State of the State of California; and

          WHEREAS, during the course of its deliberations regarding the Merger, the Board of Directors has considered a number of factors relevant to the Merger, such as Cryomastor's business history, financial condition and intellectual property, the terms of the Merger, and historical information concerning Cryomastor's business, financial performance and condition, operations, technology, management and competitive position; and has also considered a number of the Company's key needs, including, but not limited to:

     * the Company's desire to expand its services offerings, either through internal development or by licensing or acquiring complementary or new technologies; and

     * the Company's desire to attract and retain talented technical personnel to compliment these new developments or technologies; and

          WHEREAS, in addition, the Board has assessed the value of the Merger to the Company's shareholders in light of various factors and potential benefits of the Merger, including:

     *    the current intrinsic value of the combined companies;

     * the strategic and financial advantages to the combined businesses that may result from the Merger, such as potential improvements in their ability to access financial markets and acquisition purposes;

     * the potential for future appreciation of the Company's common stock; and

     *    the potential risks associated with the Merger; and

          WHEREAS, a condition of the Merger Agreement is the completion of the sale by the Company of not less than 1,000,000 shares of its common stock that are "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission (the "SEC"), to be offered at a price of $1.00 per share for aggregate gross proceeds of $1,000,000 (the "Minimum Offering"), and then with the offering continuing to no later than June 30, 2006, as the combination of the Company, the Subsidiary and Cryomastor (the "Reorganized Company"), for up to a maximum of 1,500,000 shares at a price of $1.00 per share for aggregate gross proceeds of $1,500,000 (the "Maximum Offering") (collectively, the "Offering");

          WHEREAS, Alpine Securities Corporation, a registered broker/dealer whose principal place of business is in Salt Lake City, Utah ("Alpine"), has agreed to act as one of the Placement Agents for the Company in the aforesaid Offering; and First Utah Bank has agreed to act as the Escrow Agent for the proceeds of the Offering, to ensure that the funds that are required to be paid to the shareholders and one creditor of Cryomastor under the Merger Agreement are in fact paid by the Escrow Agent to such Cryomastor shareholders and such creditor, as a condition to the closing of the Merger;

          NOW THEREFORE, BE IT

          RESOLVED, that the Company's action of forming a wholly-owned subsidiary under the laws of the State of California, under the name "Cryomastor Acquisition Corp." ("Subsidiary") for the sole purpose of merging with Cryomastor is hereby adopted, ratified and approved;

          FURTHER, RESOLVED, that the Articles of Incorporation for Subsidiary are as presented to a meeting of the Board of Directors, a copy of which is attached hereto as Exhibit A, and that Kim Boyce, Angela Buzzell and Pamela Boyce were elected as directors and executive officers of Subsidiary on incorporation, and that Kim Boyce was the incorporator therein;

          FURTHER, RESOLVED, that the Company's action to subscribe to purchase 1,000 shares of Subsidiary in consideration of expenses paid by the Company for incorporation thereof, estimated at $1,000, is hereby adopted, ratified and approved, and that the directors and executive officers of the Company were and they hereby are authorized to execute any and all documents required or necessary to incorporate Subsidiary, to elect the directors and executive officers and to subscribe for such shares;

          FURTHER, RESOLVED, that Subsidiary merge with Cryomastor as contemplated by the terms of the Merger Agreement;

          FURTHER, RESOLVED, that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are hereby approved;

          FURTHER RESOLVED, that it is hereby determined by the Board that it is in the best interests of the Company and its shareholders to complete the Merger with Cryomastor upon the terms and subject to the conditions set forth in the Merger Agreement, and it is hereby determined by the Board that the Merger is advisable and fair to the Company and its shareholders;

          FURTHER RESOLVED, that the execution and delivery of the Merger Agreement, subject to such changes and modifications as the officers of the Company may consider necessary or appropriate, is hereby authorized and approved, and the officers of the Company are, and each of them hereby is, authorized and directed to execute and deliver on behalf of the Company the Merger Agreement and such other agreements and such other certificates, instruments and documents as may be necessary or appropriate to consummate the transactions contemplated by the Merger (collectively, the "Ancillary Documents"); and

          FURTHER RESOLVED, that all prior actions by the officers of the Company with respect to the preparation and negotiation of the Merger Agreement, the Merger and the Ancillary Documents, and otherwise effecting the purposes and intent of the same, are hereby ratified, confirmed and approved; and

          FURTHER, RESOLVED, that Leonard W. Burningham, Esq., be and he hereby is authorized and directed to prepare a Confidential Private Placement Memorandum (the "PPM) for the Offering outlined above for the sale of the Company's shares to be offered only to "accredited investors" as that term is defined in Rule 501 of Regulation D of the SEC, pursuant to the PPM; that the shares to be offered thereunder are hereby authorized to be offered, all in accordance with the terms and provisions of the PPM; that any officer is authorized to execute and deliver any documents required to offer such shares or to comply with the Company's obligations as outlined in the PPM; and that all shares be fully paid on full payment and issuance;

          FURTHER, RESOLVED, that the Participating Broker's Agreement of the Company with Alpine is hereby adopted, ratified and approved, and any officer is authorized to execute and deliver the same on the Company's behalf; and

          FURTHER, RESOLVED, that the Escrow Agreement of the Company with First Utah Bank is hereby adopted, ratified and approved, and any officer is authorized to execute and deliver the same on the Company's behalf.



Dated: 4/18/2006                   /s/ Kim Boyce
                                   Kim Boyce

Dated: 4/18/2006                   /s/ Craig Morrison
                                   Craig Morrison

Dated: 4/18/2006                   /s/ Tom Tait
                                   Tom Tait

        JOINT CONSENT OF DIRECTORS AND SOLE STOCKHOLDER

                               OF

                  CRYOMASTOR ACQUISITION CORP.

          The undersigned, being all of the duly elected and incumbent directors and the sole stockholder of Cryomastor Acquisition Corp., a California corporation (the "Company"), acting pursuant to the provisions of the General Corporation Law of the State of California and the Bylaws of the Company, do hereby unanimously consent to and adopt the following resolutions, effective as of the latest date hereof unless indicated otherwise:

                            RECITALS

          WHEREAS, the Reflect Scientific, Inc., a Utah corporation and the sole stockholder of the Company (the "Parent"), has agreed to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Parent was required to form the Company as a wholly-owned subsidiary under the laws of the State of California, and pursuant to which the Company and Cryomastor, Inc., a California corporation ("Cryomastor"), will merge (the "Merger"); and

          WHEREAS, the Merger Agreement provides, among other things, that
(I) Cryomastor shall continue as the surviving company; (ii) the aggregate total of the issued and outstanding shares of capital stock of Cryomastor (the "Cryomastor Common Stock") shall be converted into an aggregate total of 3,000,000 shares of common stock of the Parent (the "Reflect Common Stock"); and (iii) there will be no other outstanding securities of Cryomastor at the Effective Time, as defined in the Merger Agreement; and

          WHEREAS, the Merger shall be consummated by filing a short form merger agreement and certificate of the officers of the constituent entities with the Secretary of State of the State of California; and

          WHEREAS, during the course of its deliberations regarding the Merger, the Board of Directors has considered a number of factors relevant to the Merger, such as Cryomastor's business history, financial condition and intellectual property, the terms of the Merger, and historical information concerning Cryomastor's business, financial performance and condition, operations, technology, management and competitive position; and has also considered a number of the Parent's key needs, including, but not limited to:

     * the Parent's desire to expand its services offerings, either through internal development or by licensing or acquiring complementary or new technologies; and

      * the Parent's desire to attract and retain talented technical personnel to compliment these new developments or technologies;


          NOW, THEREFORE, BE IT

          FURTHER, RESOLVED, that the Company merge with Cryomastor as contemplated by the terms of the Merger Agreement;

          FURTHER, RESOLVED, that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are hereby approved;

          FURTHER RESOLVED, that it is hereby determined by the Board that it is in the best interests of the Company and its sole shareholder to complete the Merger with Cryomastor upon the terms and subject to the conditions set forth in the Merger Agreement, and it is hereby determined by the Board that the Merger is advisable and fair to the Company and its sole shareholder;

          FURTHER RESOLVED, that the execution and delivery of the Merger Agreement, subject to such changes and modifications as the officers of the Company may consider necessary or appropriate, is hereby authorized and approved, and the officers of the Company are, and each of them hereby is, authorized and directed to execute and deliver on behalf of the Company the Merger Agreement and such other agreements and such other certificates, instruments and documents as may be necessary or appropriate to consummate the transactions contemplated by the Merger (collectively, the "Ancillary Documents"); and

          FURTHER RESOLVED, that all prior actions by the officers of the Company with respect to the preparation and negotiation of the Merger Agreement, the Merger and the Ancillary Documents, and otherwise effecting the purposes and intent of the same, are hereby ratified, confirmed and approved.

                              DIRECTORS:

Dated: 4/18/2006              /s/ Kim Boyce
                              Kim Boyce

Dated: 4/18/2006              /s/ Pamela Boyce
                              Pamela Boyce

Dated: 4/18/2006              /s/ Angela Buzzell
                              Angela Buzzell



                              SOLE SHARHOLDER:


                              REFLECT SCIENTIFIC, INC.


                              By /s/ Kim Boyce
                              Kim Boyce, President

                          EXHIBIT 6.10

                      Employment Agreements

                      Employment Agreement


     This Employment Agreement is effective as of ______________ between Reflect Scientific, Incorporated ("Employer") and John F. Dain ("Employee").

                             Recitals

     WHEREAS, the Employee has acquired expert and unique skills and abilities and an extensive background in and knowledge of the Employer's industry, specifically, in the area of cryogenic sciences and technologies; and

     WHEREAS, the Employer desires the services of the Employee, and is therefore willing to engage his services on the terms and conditions stated below; and

     WHEREAS, the Employee desires to be employed by the Employer and is willing to do so on those terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1. Employee's Duties and Authority. The Employer shall employ the Employee as: Technical Director

2.          Other Business Activities.   During employment, the Employee shall
devote his/her work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, render to others, services for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement. Notwithstanding the foregoing, Employee shall be permitted to perform services for All Temp Engineering, Inc., a California corporation ("All Temp Engineering"), subject to the limitations set forth in Section 3, below, and so long as such services do not materially interfere with the performance of his duties under this Agreement.

     2.1 Reasonable Time and Effort Required. During his/her employment, the Employee shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

3. Non-Competition During Employment. During the employment term, the Employee shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. The Employee's failure to comply with the provisions of the preceding sentence shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Employee may be otherwise entitled to following termination of this Agreement. For purposes of this Agreement, All Temp Engineering business is not considered a competing business, provided that All Temp Engineering does not provide any products that compete with the products encompassed by U. S. Patent No. 6,804,974 or those to be developed by Employer as envisioned by Cryomastor, Inc., a California corporation and predecessor of Employer.

4. Term of Employment. This Agreement is not a guaranty of uninterrupted employment. The term of this Agreement shall extend Thirty Six Months (36 months) from the date of the last signature affixed hereto unless the Employee is terminated as provided in this Agreement or this Agreement is extended by mutual written consent of the parties.

5. Place of Employment. During the employment term the Employee shall perform the services required at the Employer's offices, located in Hollister, California. The Employee acknowledges that the Employer may from time to time require the Employee to travel temporarily to other locations on the Employer's business.

6. Salary. The Employer shall pay a basic salary to the Employee at the rate of $175,000 per year payable in equal biweekly installments.

     6.1 Incentive Compensation. . In addition to the basic salary provided for above, the Employer shall pay to Employee incentive compensation based upon the Company's earnings before interest and taxes ("EBIT"), calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Annually, the Employee and the Employer shall develop an operating plan ("Plan") for the Company's "Cryomastor" operations and Employee shall receive incentive compensation based upon the percentage achievement of the goals in the Plan. Employer shall maintain complete and accurate financial and other records necessary to comply with this
     Section 6.1. Employee shall have the right to, through independent accountants of Employee's own choosing and at Employee's expense, to audit the financial and other records of Employer at reasonable times, at least once per fiscal year, to determine compliance with this Section 6.1.

7.   Additional Benefits.  The Employee shall receive the following benefits:

     7.1 Vacation. Employee shall receive four (4) weeks annual vacation time.

     7.2 Medical/Health Insurance. For the first twelve (12) months of employment, the Employee shall have access to Employer's group insurance
     for Medical and Dental coverage at prevailing rates.   Following this
     period and providing the Employer achieves positive cash flow, the Employer agrees to develop a co-pay plan where these rates are partially or fully offset by Employer contribution.

8. Expenses. The Employer shall reimburse the Employee for reasonable expenses incurred in connection with the Employee's performance of his/her duties including travel expenses, food, and lodging while away from home, pursuant to the Employer's reimbursement policies and Employee Handbook guidelines.

9. Employee's Right of Ownership. All inventions conceived or developed by the Employee during the term of this Agreement shall remain the property of the Employer, provided, however, that as to such inventions with respect that the equipment, supplies, facilities, or trade secret information of the Employer was not used and do not relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Employer, shall remain the property of the Employee.

10.  Employer Termination

     10.1 Termination For Cause. The Employer may terminate this Agreement at any time without notice if the Employee commits any material act of dishonesty, wrongfully discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation.

     10.2 Involuntary Termination of Agreement. The Employer may terminate this Agreement without cause after the first year of the term, if the business fails to attain its specific business goals, objectives or milestones as specified in the Plan and the Employer's board of directors has determined that it should discontinue operations; otherwise, Employer may terminate Employee without cause after the first year of the term if Employer pays severance in the amount of six (6) months salary.

11.  Employee Termination

     11.1 Termination on Resignation. The Employee may terminate this Agreement by giving the Employer six months' prior written notice of resignation.

     11.2 Termination on Disability. If, during the period of employment, the Executive becomes unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, this Agreement shall be then terminated.

     11.3 Termination on Death. If the Employee dies during the period of employment this Agreement shall then be terminated.

     11.4 Termination or Assignment on Sale, Merger or Change of Control.
     In the event of a Winding Up, merger where the Employer is not the surviving entity, a sale of all or substantially all of the Employer's assets, or a sale of all or substantially all of the Cryomastor operating assets, the Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Employee, terminate this Agreement effective on the date of the merger or sale of assets.

12.  Restrictive Covenants

     12.1 Non-disclosure After Termination. Because of his/her employment by the Employer, the Employee will have access to trade secrets and confidential information about the Employer, its products, its customers, and its methods of doing business. In consideration of his/her access to this information, the Employee agrees that for a period of five years after termination of his/her employment, he/she will not disclose such trade secrets or confidential information.

     12.2 Non-Competition After Termination. For a period of one year following the termination of the Employee's employment, the Employee shall not, directly or indirectly, as an employee, employer, consultant, advisor, agent, principal, partner, officer, director or in any other individual or representative capacity, engage or participate in any business or activity that is competitive in any manner whatsoever with the activities and business of the Employer; nor shall the Employee, during the twelve months following termination of the Employee's employment induce or attempt to induce any employee of the Employer to leave such employ for the purpose of joining any organization in competition with the Employer.

13. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he/she selects and of his/her own attorneys, and the expenses of his/her witnesses and all other expenses connected with presenting his/her case.
Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the prevailing party in any arbitration or action brought to enforce or interpret this Agreement shall be entitled to an award of its attorney's fees and costs in addition to such other relief as may be granted.

14. Entire Agreement. This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

15. Choice of Law; Venue. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of California. Venue for any action brought to enforce or interpret this Agreement shall be proper in the courts or arbitration venues within the State of California, County of Santa Clara.

16. Notices. Any notice to the Employer required or permitted under this Agreement shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Office of the President, Reflect Scientific, 970 Terra Bella Avenue, Mountain View, California, 94043. Any such notice to the Employee shall be given in a like manner and, if mailed, shall be addressed to the Employee at his/her home address then shown in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

17. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     Executed by the parties as of the day and year first written above.

                              REFLECT SCIENTIFIC, INC.

Dated: ______________.        By /s/

                              Its______________________________________

                              EMPLOYEE


Dated: ______________.        /s/
                              John F. Dain

                      Employment Agreement


     This Employment Agreement is effective as of ______________ between Reflect Scientific, Incorporated ("Employer") and Elizabeth L. Dain ("Employee").

                            Recitals

     WHEREAS, the Employee has acquired expert and unique skills and abilities and an extensive background in and knowledge of the Employer's industry, specifically, in the area of cryogenic sciences and technologies; and

     WHEREAS, the Employer desires the services of the Employee, and is therefore willing to engage his services on the terms and conditions stated below; and

     WHEREAS, the Employee desires to be employed by the Employer and is willing to do so on those terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1. Employee's Duties and Authority. The Employer shall employ the Employee as: Manager, Sales and Marketing.

2.          Other Business Activities.   During employment, the Employee shall
devote his/her work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, render to others, services for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement. Notwithstanding the foregoing, Employee shall be permitted to perform services for All Temp Engineering, Inc., a California corporation ("All Temp Engineering"), subject to the limitations set forth in Section 3, below, and so long as such services do not materially interfere with the performance of his duties under this Agreement.

     2.1 Reasonable Time and Effort Required. During his/her employment, the Employee shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

3. Non-Competition During Employment. During the employment term, the Employee shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. The Employee's failure to comply with the provisions of the preceding sentence shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Employee may be otherwise entitled to following termination of this Agreement. For purposes of this Agreement, All Temp Engineering business is not considered a competing business, provided that All Temp Engineering does not provide any products that compete with the products encompassed by U. S. Patent No. 6,804,974 or those to be developed by Employer as envisioned by Cryomastor, Inc., a California corporation and predecessor of Employer.

4. Term of Employment. This Agreement is not a guaranty of uninterrupted employment. The term of this Agreement shall extend Thirty Six Months (36 months) from the date of the last signature affixed hereto unless the Employee is terminated as provided in this Agreement or this Agreement is extended by mutual written consent of the parties.

5. Place of Employment. During the employment term the Employee shall perform the services required at the Employer's offices, located in Hollister, California. The Employee acknowledges that the Employer may from time to time require the Employee to travel temporarily to other locations on the Employer's business.

6. Salary. The Employer shall pay a basic salary to the Employee at the rate of $125,000 per year payable in equal biweekly installments.

     6.1 Incentive Compensation. . In addition to the basic salary provided for above, the Employer shall pay to Employee incentive compensation based upon the Company's earnings before interest and taxes ("EBIT"), calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Annually, the Employee and the Employer shall develop an operating plan ("Plan") for the Company's "Cryomastor" operations and Employee shall receive incentive compensation based upon the percentage achievement of the goals in the Plan. Employer shall maintain complete and accurate financial and other records necessary to comply with this
     Section 6.1. Employee shall have the right to, through independent accountants of Employee's own choosing and at Employee's expense, to audit the financial and other records of Employer at reasonable times, at least once per fiscal year, to determine compliance with this Section 6.1.

7.   Additional Benefits.  The Employee shall receive the following benefits:

     7.1 Vacation. Employee shall receive four (4) weeks annual vacation time.

     7.2 Medical/Health Insurance. For the first twelve (12) months of employment, the Employee shall have access to Employer's group insurance
     for Medical and Dental coverage at prevailing rates.   Following this
     period and providing the Employer achieves positive cash flow, the Employer agrees to develop a co-pay plan where these rates are partially or fully offset by Employer contribution.

8. Expenses. The Employer shall reimburse the Employee for reasonable expenses incurred in connection with the Employee's performance of his/her duties including travel expenses, food, and lodging while away from home, pursuant to the Employer's reimbursement policies and Employee Handbook guidelines.

9. Employee's Right of Ownership. All inventions conceived or developed by the Employee during the term of this Agreement shall remain the property of the Employer, provided, however, that as to such inventions with respect that the equipment, supplies, facilities, or trade secret information of the Employer was not used and do not relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Employer, shall remain the property of the Employee.

10.  Employer Termination

     10.1 Termination For Cause. The Employer may terminate this Agreement at any time without notice if the Employee commits any material act of dishonesty, wrongfully discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation.

     10.2 Involuntary Termination of Agreement. The Employer may terminate this Agreement without cause after the first year of the term, if the business fails to attain its specific business goals, objectives or milestones as specified in the Plan and the Employer's board of directors has determined that it should discontinue operations; otherwise, Employer may terminate Employee without cause after the first year of the term if Employer pays severance in the amount of six (6) months salary.

11.  Employee Termination

     11.1 Termination on Resignation. The Employee may terminate this Agreement by giving the Employer six months' prior written notice of resignation.

     11.2 Termination on Disability. If, during the period of employment, the Executive becomes unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, this Agreement shall be then terminated.

     11.3 Termination on Death. If the Employee dies during the period of employment this Agreement shall then be terminated.

     11.4 Termination or Assignment on Sale, Merger or Change of Control.
     In the event of a Winding Up, merger where the Employer is not the surviving entity, a sale of all or substantially all of the Employer's assets, or a sale of all or substantially all of the Cryomastor operating assets, the Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Employee, terminate this Agreement effective on the date of the merger or sale of assets.

12.  Restrictive Covenants

     12.1 Non-disclosure After Termination. Because of his/her employment by the Employer, the Employee will have access to trade secrets and confidential information about the Employer, its products, its customers, and its methods of doing business. In consideration of his/her access to this information, the Employee agrees that for a period of five years after termination of his/her employment, he/she will not disclose such trade secrets or confidential information.

     12.2 Non-Competition After Termination. For a period of one year following the termination of the Employee's employment, the Employee shall not, directly or indirectly, as an employee, employer, consultant, advisor, agent, principal, partner, officer, director or in any other individual or representative capacity, engage or participate in any business or activity that is competitive in any manner whatsoever with the activities and business of the Employer; nor shall the Employee, during the twelve months following termination of the Employee's employment induce or attempt to induce any employee of the Employer to leave such employ for the purpose of joining any organization in competition with the Employer.

13. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he/she selects and of his/her own attorneys, and the expenses of his/her witnesses and all other expenses connected with presenting his/her case.
Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the prevailing party in any arbitration or action brought to enforce or interpret this Agreement shall be entitled to an award of its attorney's fees and costs in addition to such other relief as may be granted.

14. Entire Agreement. This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

15. Choice of Law; Venue. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of California. Venue for any action brought to enforce or interpret this Agreement shall be proper in the courts or arbitration venues within the State of California, County of Santa Clara.

16. Notices. Any notice to the Employer required or permitted under this Agreement shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Office of the President, Reflect Scientific, 970 Terra Bella Avenue, Mountain View, California, 94043. Any such notice to the Employee shall be given in a like manner and, if mailed, shall be addressed to the Employee at his/her home address then shown in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

17. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     Executed by the parties as of the day and year first written above.

                              REFLECT SCIENTIFIC, INC.

Dated: ______________.        By /s/

                              Its

                              EMPLOYEE


Dated: ______________.        /s/
                              Elizabeth L. Dain

                      Employment Agreement


     This Employment Agreement is effective as of ______________ between Reflect Scientific, Incorporated ("Employer") and Nicholas J. Henneman ("Employee").

                            Recitals

     WHEREAS, the Employee has acquired expert and unique skills and abilities and an extensive background in and knowledge of the Employer's industry, specifically, in the area of cryogenic sciences and technologies; and

     WHEREAS, the Employer desires the services of the Employee, and is therefore willing to engage his services on the terms and conditions stated below; and

     WHEREAS, the Employee desires to be employed by the Employer and is willing to do so on those terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1. Employee's Duties and Authority. The Employer shall employ the Employee as: Director of Manufacturing.

2.    Other Business Activities.   During employment, the Employee shall
devote his/her work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, render to others, services for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement. Notwithstanding the foregoing, Employee shall be permitted to perform services for All Temp Engineering, Inc., a California corporation ("All Temp Engineering"), subject to the limitations set forth in Section 3, below, and so long as such services do not materially interfere with the performance of his duties under this Agreement.

     2.1 Reasonable Time and Effort Required. During his/her employment, the Employee shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

3. Non-Competition During Employment. During the employment term, the Employee shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. The Employee's failure to comply with the provisions of the preceding sentence shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Employee may be otherwise entitled to following termination of this Agreement. For purposes of this Agreement, All Temp Engineering business is not considered a competing business, provided that All Temp Engineering does not provide any products that compete with the products encompassed by U. S. Patent No. 6,804,974 or those to be developed by Employer as envisioned by Cryomastor, Inc., a California corporation and predecessor of Employer.

4. Term of Employment. This Agreement is not a guaranty of uninterrupted employment. The term of this Agreement shall extend Thirty Six Months (36 months) from the date of the last signature affixed hereto unless the Employee is terminated as provided in this Agreement or this Agreement is extended by mutual written consent of the parties.

5. Place of Employment. During the employment term the Employee shall perform the services required at the Employer's offices, located in Hollister, California. The Employee acknowledges that the Employer may from time to time require the Employee to travel temporarily to other locations on the Employer's business.

6. Salary. The Employer shall pay a basic salary to the Employee at the rate of $175,000 per year payable in equal biweekly installments.

     6.1 Incentive Compensation. . In addition to the basic salary provided for above, the Employer shall pay to Employee incentive compensation based upon the Company's earnings before interest and taxes ("EBIT"), calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Annually, the Employee and the Employer shall develop an operating plan ("Plan") for the Company's "Cryomastor" operations and Employee shall receive incentive compensation based upon the percentage achievement of the goals in the Plan. Employer shall maintain complete and accurate financial and other records necessary to comply with this
     Section 6.1. Employee shall have the right to, through independent accountants of Employee's own choosing and at Employee's expense, to audit the financial and other records of Employer at reasonable times, at least once per fiscal year, to determine compliance with this Section 6.1.

7.   Additional Benefits.  The Employee shall receive the following benefits:

     7.1 Vacation. Employee shall receive four (4) weeks annual vacation time.

     7.2 Medical/Health Insurance. For the first twelve (12) months of employment, the Employee shall have access to Employer's group insurance
     for Medical and Dental coverage at prevailing rates.   Following this
     period and providing the Employer achieves positive cash flow, the Employer agrees to develop a co-pay plan where these rates are partially or fully offset by Employer contribution.

8. Expenses. The Employer shall reimburse the Employee for reasonable expenses incurred in connection with the Employee's performance of his/her duties including travel expenses, food, and lodging while away from home, pursuant to the Employer's reimbursement policies and Employee Handbook guidelines.

9. Employee's Right of Ownership. All inventions conceived or developed by the Employee during the term of this Agreement shall remain the property of the Employer, provided, however, that as to such inventions with respect that the equipment, supplies, facilities, or trade secret information of the Employer was not used and do not relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Employer, shall remain the property of the Employee.

10.  Employer Termination

     10.1 Termination For Cause. The Employer may terminate this Agreement at any time without notice if the Employee commits any material act of dishonesty, wrongfully discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation.

     10.2 Involuntary Termination of Agreement. The Employer may terminate this Agreement without cause after the first year of the term, if the business fails to attain its specific business goals, objectives or milestones as specified in the Plan and the Employer's board of directors has determined that it should discontinue operations; otherwise, Employer may terminate Employee without cause after the first year of the term if Employer pays severance in the amount of six (6) months salary.

11.  Employee Termination

     11.1 Termination on Resignation. The Employee may terminate this Agreement by giving the Employer six months' prior written notice of resignation.

     11.2 Termination on Disability. If, during the period of employment, the Executive becomes unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, this Agreement shall be then terminated.

     11.3 Termination on Death. If the Employee dies during the period of employment this Agreement shall then be terminated.

     11.4 Termination or Assignment on Sale, Merger or Change of Control.
     In the event of a Winding Up, merger where the Employer is not the surviving entity, a sale of all or substantially all of the Employer's assets, or a sale of all or substantially all of the Cryomastor operating assets, the Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Employee, terminate this Agreement effective on the date of the merger or sale of assets.

12.  Restrictive Covenants

     12.1 Non-disclosure After Termination. Because of his/her employment by the Employer, the Employee will have access to trade secrets and confidential information about the Employer, its products, its customers, and its methods of doing business. In consideration of his/her access to this information, the Employee agrees that for a period of five years after termination of his/her employment, he/she will not disclose such trade secrets or confidential information.

     12.2 Non-Competition After Termination. For a period of one year following the termination of the Employee's employment, the Employee shall not, directly or indirectly, as an employee, employer, consultant, advisor, agent, principal, partner, officer, director or in any other individual or representative capacity, engage or participate in any business or activity that is competitive in any manner whatsoever with the activities and business of the Employer; nor shall the Employee, during the twelve months following termination of the Employee's employment induce or attempt to induce any employee of the Employer to leave such employ for the purpose of joining any organization in competition with the Employer.

13. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he/she selects and of his/her own attorneys, and the expenses of his/her witnesses and all other expenses connected with presenting his/her case.
Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the prevailing party in any arbitration or action brought to enforce or interpret this Agreement shall be entitled to an award of its attorney's fees and costs in addition to such other relief as may be granted.

14. Entire Agreement. This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

15. Choice of Law; Venue. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of California. Venue for any action brought to enforce or interpret this Agreement shall be proper in the courts or arbitration venues within the State of California, County of Santa Clara.

16. Notices. Any notice to the Employer required or permitted under this Agreement shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Office of the President, Reflect Scientific, 970 Terra Bella Avenue, Mountain View, California, 94043. Any such notice to the Employee shall be given in a like manner and, if mailed, shall be addressed to the Employee at his/her home address then shown in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

17. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     Executed by the parties as of the day and year first written above.

                              REFLECT SCIENTIFIC, INC.

Dated: ______________.        By /s/

                              Its______________________________________

                              EMPLOYEE


Dated: ______________.        /s/
                              Nicholas J. Henneman

                          EXHIBIT 6.11

                  Interim Financing Agreement

                      INTERIM FINANCING NOTE


January 25, 2006

In accordance with the non-binding terms of that certain Letter of Intent dated December 16, 2005 and between Reflect Scientific, a corporation organized and existing under the laws of Utah, with offices at 970 Terra Bella Avenue, Mountain View, California 94043 (herein referred to as "Reflect") and Cryomastor Incorporated, with offices located in Hollister, California, (herein referred to as "Cryomastor"), Reflect, by this Note, establishes Interim Financing as in the Letter of Intent and hereby loans and delivers (the "Loan") to Cryomastor the amount of Two Hundred Thousand Dollars ($200,000.00) (the "Funds") under the following terms and conditions.

Use of Funds: The sole use of the Funds shall be to support the design, development and production of up to ten (10) production units of the Cryomastor product. Cryomastor will use commercially reasonable efforts to produce equipment of commercial quality in construction and suitable for demonstration use in customer laboratories, trade shows, and conferences. Allowable uses of the Funds include, but shall not be limited to payments for manufacturing labor, physical plant utilities, procurement of raw materials and finished assemblies, packaging and other necessary goods and services. Cryomastor agrees it will not use the Funds for leases or purchases of capital equipment and manufacturing space and/or the addition of Cryomastor employees. The funds may be used specifically, but without limitation, for the Cryomastor, Inc. Hollister, CA operation to start the outsourcing of manufacturing of Cryomastors units and associated parts and labor costs, payment of All Temp Engineering shop costs associated with such manufacturing efforts, such as, but not limited to vacuum testing and LN2 costs, and Cryomastor selling and trade show costs.

Upon the execution of a definitive Plan of Merger and subsequent closing as contemplated in the Letter of Intent, the principal amount of the Loan, gross proceeds from all sales of prototype and test market units and their cost of goods and the associated overhead (excluding officer salaries) will be included in and accounted for as part of the Cryomastor business being acquired. Upon such closing, all obligations of any Guarantors to the Loan shall be fully terminated.

Internal Credit Transfer to Reflect. Following closing of the Plan of Merger and receipt of its associated funding Cryomastor will credit Reflect an amount equal to the original Interim Financing Note ($200,00.00). Pursuant to this provision, if the merger is closed the funds loaned hereunder will be treated as an advance against future capital contributions by RSI to borrower. This provision has no effect if the merger is not closed.

Payment Schedule: In the event that the Plan of Merger is not closed, the Loan will be repaid to Reflect on or before December 31, 2006 with accrued interest on the outstanding principal at an annualized rate of 5 percent from the date acknowledged by Reflect and Cryomastor that the Plan of Merger will not close. Such interest shall be calculated using a straight line method and will not include compounding.

Default: If any of the following events shall occur, Reflect shall provide written notice ("Notice") to Cryomastor of its intent to declare a default under this Note. Cryomastor shall have thirty (30) days (the "Cure Period") from the date of Notice to cure the default. If the default is not cured at the end of Cure Period, the entire unpaid balance of both principal and interest to the date of default shall immediately become due and payable and the total of such unpaid balance shall thereafter bear interest at the rate of twelve (12%) per annum until paid in full:

     I) Failure by Cryomastor to make payment of principal or interest when due; or
     ii) A default under any other provision of this Note which is not cured within the Cure Period; or
     iii) The liquidation, dissolution, death or incompetency of the undersigned Cryomastor officers or any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; or
     iv) The filing of a petition under any bankruptcy insolvency or similar law by Cryomastor or by any of its officers.

Default Interest: The outstanding balance of any amount owing under this Note which is not paid when due shall bear interest at the rate of twelve (12%) per annum above the rate that would otherwise be in effect under this Note.

Usury Clause: Notwithstanding any other provision of this Note, interest under this Note shall not exceed the maximum rate permitted by law; and if any amount is paid under this Note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amounts of this Note. If, at any time, the interest rate under this Note would, but for the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this Note shall, on demand of Reflect, become immediately due and payable.

Prepayment: Cryomastor may prepay all or any portion of the principal of this Note at any time without premium or penalty. Any such prepayment shall be applied against the remaining principal due under this Note.

Delay; Waiver: The failure or delay by Reflect in exercising any of its rights hereunder shall not constitute a waiver thereof. Cryomastor may not waive any of its rights except by an instrument in writing signed by Reflect

Attorney's Fees; Governing Law: In the event suit is instituted to collect this Note, Cryomastor agrees to pay all costs of collection, including such reasonable attorney's fees as may be awarded by the court. This Note shall be governed by and construed under the laws of the State of California.


IN WITNESS WHEREOF, the parties hereto have signed this Agreement as follows.


For REFLECT SCIENTIFIC                     For CRYOMASTOR INCORPORATED

/s/ Kim Boyce           1-25-16           /s/ John Dain              1-25-2006

Signature and Date                        Signature and Date


Printed Name                              Printed Name

President                                 CEO

Title                                     Title

            Interim Financing Note Personal Guaranty

     This Loan Guaranty (herein referred to as "Guaranty") is executed on January 25, 2006 by John Dain and Nick Henneman (herein referred to as "Guarantor") in favor of Cryomastor, Incorporated, a California Corporation with its principal place of business in Hollister, California (herein referred to as "Debtor").

     The Debtor has entered into an Interim Financing Note with Reflect Scientific, Incorporated, a Utah Corporation (herein referred to as "Lender"), of even date herewith and attached hereto as Exhibit A (herein referred to alternatively as the "Loan" and "Loan Agreement").

     This guaranty is given by the Guarantor to Lender to induce the Lender to provide Interim Financing to the Debtor under the terms and conditions defined in the Loan Agreement. The Debtor is and will be subject to certain obligations, Agreements, duties and covenants pursuant to that transaction (collectively "Debtor's Obligations").

     The Guarantor hereby unconditionally guarantees each and every one of the Debtor's Obligations, both present and future, pursuant to or in connection with the Loan, including, without limitation, any and all payment obligations under this Guaranty.

     This is not a continuing guarantee, but shall guarantee the specific obligations of the Loan Agreement (the "Debtor's Obligations") described above, and no other obligations, past, present or future of the Debtor.

     This Guaranty will automatically expire upon the closing of the merger of Debtor and Lender/Cryomastor Acquisition Corporation.

     I have carefully reviewed this contract and agree to and accept its terms and conditions. I am executing this Agreement as of the day and year first above written.

Guarantor:

__/s/ Nick Henneman
Nick Henneman

__/s/ John Dain
John Dain